UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2009

SOUND REVOLUTION INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

Commission File Number: 333-118398

925 West Georgia Street, Suite 1820
Vancouver, British Columbia
Canada V6C 3L2
(Address of principal executive offices)

604.632.1700
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On June 29, 2009 Charity Tunes Inc. (“Charity Tunes”), a wholly owned subsidiary of Sound Revolution Inc. (the “Company”) entered into a Promotion Agreement with ConAgra Foods Canada Inc. (“ConAgra”) whereby ConAgra will purchase pre-paid Charity Tunes music downloads and distribute them to consumers with the purchase of certain ConAgra Pogo® frozen food products.

Pursuant to the  Promotion Agreement Charity Tunes will supply ConAgra with 435,960 unique pin codes redeemable for either three, five, or seven music downloads  with a maximum retail value of up to CAD$1.29 (approximately USD$1.11) per song.  1,680,080 songs in the aggregate will be made available for download. The pin codes will be distributed exclusively with ConAgra’s Pogo® frozen food products for a limited period and will expire on March 31, 2010.  Sound Revolution will also provide customer service and technical support related to the music downloads.

In consideration of the music downloads and related support services, ConAgra will pay to Charity Tunes CAD$117,605.60 (approximately USD$101.708.68) payable in two equal installments on October 1, 2009 and November 1, 2009.

Item 9.01 Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

10.1	Promotion Agreement between Charity Tunes Inc. and ConAgra Foods Canada Inc. dated June 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2009	Sound Revolution Inc.
(Registrant)

By:	/s/ Penny Green
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary